Exhibit 21.1

SUBSIDIARIES OF WORLD WRESTLING ENTERTAINMENT, INC.

(All subsidiaries are wholly-owned, directly or indirectly)

TSI Realty Company (a Delaware corporation)

World Wrestling Entertainment Canada, Inc. (a Canadian corporation)

Stephanie Music Publishing, Inc. (a Connecticut corporation)

The World Entertainment, LLC (a Delaware limited liability company)*

World Wrestling Entertainment (International) Limited (a UK corporation)

WWE Sports, Inc. (a Delaware corporation)

Event Services, Inc. (a Delaware corporation)

WWE Studios, Inc. (a Delaware corporation)

     - WWE Films Development, Inc. (a Delaware corporation)

          - WWE Films Development Funding (LA), LLC (a Louisiana limited liability company)

               - WWE Films Production (LA), LLC (a Louisiana limited liability company)

          - Marine Productions (a California corporation)

               - Marine 2 Productions, Inc. (a California corporation)

               - Marine Productions Australia Pty Limited (an Australia corporation)

          - Eye Scream Productions (a California corporation)

               - Eye Scream Man Productions Australia Pty Limited (an Australia corporation)

          - Condemned Productions, Inc. (a California corporation)

               - Condemned Productions Australia Pty Ltd (an Australia corporation)

WWE Animation, Inc. (a Delaware corporation)

     - WWE Animation Development, Inc. (a Delaware corporation)

WWE Libraries, Inc. (a Delaware corporation)

WCW, Inc. (a Delaware corporation)

WWE Properties International, Inc. (a Delaware corporation)

     - WWE Japan LLC (a Japanese limited liability company)

     - Chinese Representative Office of WWE Properties International, Inc.

     - WWE Brazil Limitada (a Brazil limited liability company)

     - WWE Australia Pty Limited (an Australia limited liability company)

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*Not in operation